Exhibit 5.1

15 July 2025

Matter No.: 1008882
852 2842 9530
Richard.Hall@conyers.com

Newegg Commerce, Inc.
21688 Gateway Center Drive, Suite 300
Diamond Bar, CA 91765

United States of America

Dear Sir/ Madam,

Re: Newegg Commerce, Inc. (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with a registration statement on Form F-3 (File No. 333-265985) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 1 July 2022, as amended by Amendment No. 1 filed with the Commission on 30 September 2022 and as further amended by Amendment No. 2 filed with the Commission on 4 October 2022 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and the prospectus supplement thereto dated 15 July 2025 filed with the Commission on 15 July 2025 (the “Prospectus Supplement”), relating to the offering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to US$65,000,000 of common shares in the Company of par value of US$0.43696 (the “Offer Shares”) as described in the Prospectus Supplement.

DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document(s):

1.1.	a copy of the Registration Statement;

1.2.	a copy of the Prospectus Supplement;

1.3.	a copy of the certificate of incorporation, the memorandum of association and the articles of association of the Company, as obtained from the Registrar of Corporate Affairs at 3:00 p.m. on 14 July 2025;

1.4.	copies of (i) resolutions in writing signed by all the directors of the Company and dated 30 June 2022 and (ii) resolutions in writing signed by all the directors of the Company and dated 14 July 2025 (the “Resolutions”);

1.5.	a copy of a certificate of good standing issued by the Registrar of Corporate Affairs and dated 14 July 2025; and

1.6.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement the Prospectus Supplement and the other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;

2.6.	the validity and binding effect under the laws of the United States (the “Foreign Laws”) of the Registration Statement and the Prospectus Supplement which are expressed to be governed by such Foreign Laws in accordance with their respective terms;

2.7.	the Prospectus Supplement has been duly filed with and declared effective by the Commission;

2.8.	that on the issue of any Offer Shares by the Company the Company is, and after the issue of any Offer Shares by the Company the Company is and will be able to, pay its liabilities as they become due; and

2.9.	that on the issue of any Offer Shares by the Company, the Company will receive consideration for the full issue price thereof which shall be in an amount at least equal to the par value of such Offer Shares.

3.	QUALIFICATIONS

3.1.	We have undertaken no enquiry and express no view as to the compliance of the Company with the Economic Substance (Companies and Limited Partnerships) Act, 2018.

3.2.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

4.2.	When issued and paid for as contemplated by the Registration Statement and the Prospectus Supplement, the Offer Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers, Dill & Pearman

Conyers, Dill & Pearman

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